EXHIBIT 99.1

801 E. 86th Avenue Merrillville, IN 46410
FOR IMMEDIATE RELEASE
November 4, 2005

FOR ADDITIONAL INFORMATION
Media	Investors
Kris Falzone	Dennis Senchak
Vice President, Corporate Communications	Vice President, Investor Relations
(219) 647-5581	(219) 647-6085
klfalzone@nisource.com	senchak@nisource.com

Carol Churchill	Randy Hulen
Director, Corporate Communications	Director, Investor Relations
(888) 696-0481	(219) 647-5688
cchurchill@nisource.com	rghulen@nisource.com

Rae Kozlowski
Manager, Investor Relations
(219) 647-6083
ekozlowski@nisource.com
NiSource reports third-quarter results
Company revises 2005 earnings guidance
MERRILLVILLE, Ind. — NiSource Inc. (NYSE: NI) today announced net operating earnings, a non-GAAP financial measure which NiSource defines as income from continuing operations determined in accordance with Generally Accepted Accounting Principles (GAAP) adjusted for certain items, were $16.5 million, or 6 cents per share (all per-share amounts are basic), for the three months ended Sept. 30, 2005, compared with $26.9 million, or 10 cents per share, for the comparable period a year earlier.
For the nine months ended Sept. 30, 2005, NiSource announced net operating earnings (non-GAAP) were $251.4 million, or 93 cents per share, compared with $268.5 million, or $1.03 per share, for the 2004 period.
The company has faced several issues throughout 2005 that are expected to continue for the remainder of the year and could extend into 2006. These issues include: lower customer natural gas usage; continued losses from Whiting Clean Energy; and unrecoverable costs associated with the Midwest Independent System Operator (MISO) in NiSource’s Indiana electric market.
These factors are the primary drivers of NiSource’s decision to revise its 2005 earnings expectations from our original estimate of $1.47 to $1.53 to a range of $1.32 to $1.37 per share in net operating earnings. See Schedule 3 for a description of the various business drivers that have led us to revise our guidance. Schedule 3 also reconciles our guidance for net operating earnings (non-GAAP) to our revised guidance for income from continuing operations per share (GAAP) of 88 cents to 93 cents per share. Primary impacts to the projected change in GAAP earnings per share are restructuring charges related to the outsourcing initiative and charges related to the refinancing of Columbia Energy Group (CEG) debt.
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NiSource reports third-quarter results

Net operating earnings (non-GAAP)
NiSource is providing net operating earnings and operating earnings, which are both non-GAAP measures, because management believes these measures better represent the fundamental earnings strength of the company. Operating earnings are operating income determined in accordance with GAAP adjusted for certain items. NiSource uses net operating earnings and operating earnings internally for budgeting and reporting to the board of directors. Adjustments reflected in these measures are primarily weather, restructuring charges associated with the outsourcing contract with IBM, and impairment charges. See Schedule 1 and Schedule 2 of this news release for the reconciliations of net operating earnings and operating earnings, respectively, to GAAP.
The decrease in net operating earnings for the quarter compared with the third quarter of 2004 was the result of higher depreciation, primarily from the expiration of the 1999 regulatory stipulation for Columbia Gas of Ohio (COH); lower net revenues in the gas transmission and storage business due primarily to the renegotiation of contracts in 2004 with NiSource pipelines’ major customers, net of remarketing activities; and incremental costs associated with MISO. These impacts were partially offset by improved results from Whiting Clean Energy.
The decrease in the nine-month net operating earnings versus 2004 was the result of lower net revenues in the gas transmission and storage business due primarily to the renegotiation of contracts with major pipeline customers, net of remarketing activities; incremental MISO costs; and higher depreciation resulting primarily from the expiration of the 1999 COH regulatory stipulation, partially offset by improved results from Whiting Clean Energy.
Income (Loss) from Continuing Operations (GAAP)
NiSource reported a loss from continuing operations for the three months ended Sept. 30, 2005, of $5.8 million, or 2 cents per share (all per-share amounts are basic), compared with income from continuing operations of $21.7 million, or 8 cents per share, for the same period in 2004.
Net loss for the third quarter of 2005 was $6.8 million, or 3 cents per share, compared with net income of $28.8 million, or 11 cents per share, during the third quarter of 2004. Operating income for the third quarter was $93.2 million in 2005, compared with $128.1 million in 2004.
For the nine months ended Sept. 30, 2005, NiSource reported income from continuing operations of $210.8 million, or 78 cents per share, compared with $274.0 million, or $1.04 per share, for the same period of 2004. Net income for the first nine months of 2005 was $238.5 million, or 88 cents per share, compared with $276.9 million, or $1.06 per share, for the same period a year ago.
Earnings per share were diluted by 3 cents for the nine-month period in 2005 primarily due to the issuance during the fourth quarter of 2004 of 6.8 million shares of common stock upon the settlement of the forward stock purchase contracts comprising a component of NiSource’s Stock Appreciation Income Linked Securities (SAILSsm).
Progress on business plan
“While 2005 was expected to be a challenging year, it is notable that during the third quarter we stayed on track with our strategy to build a platform for long-term, sustainable growth,” said NiSource President and Chief Executive Officer Robert C. Skaggs, Jr.
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NiSource reports third-quarter results

“We remain focused on four key elements: expansion and commercial growth in our pipeline and storage business; regulatory and commercial initiatives; management of our balance sheet; and expense management.”
Specific highlights include:
•	The Federal Energy Regulatory Commission (FERC) this week issued a certificate authorizing Hardy Storage Company, LLC, to develop an underground natural gas storage field to help meet increased demand for natural gas in the eastern United States. Hardy Storage also has received an acceptable environmental assessment from FERC. The project is being developed by NiSource subsidiary Columbia Gas Transmission and Piedmont Natural Gas.

•	Columbia Gas Transmission conducted two successful open seasons for the expansion of its system in central and southeastern Virginia and in the mid-Atlantic and Northeastern markets.

•	Bay State Gas Company remains on track to receive an order on its $22.2 million base rate case by the end of November.

•	NiSource finalized the terms of the planned refinancing of its balance sheet, which is expected to result in interest expense savings of more than $43 million annually beginning in 2006.

•	NiSource continued to move forward with the implementation of its contract to outsource many of its back-office processes to IBM. The 10-year agreement is expected to provide approximately $395 million, after costs to achieve, in operating and capital cost savings across NiSource’s 15 primary operating subsidiaries.
Meanwhile, results for NiSource’s Whiting Clean Energy have improved this year but are still approximately $12 million, or 4 cents in net operating earnings per share, lower than what NiSource was anticipating when it issued its original guidance, due to delays in the regulatory process. The start-up of MISO has resulted in costs to NiSource of approximately $8 million, or 3 cents per share in net operating earnings, that are not recoverable under current regulatory agreements due to expire in mid-2006.
Natural gas usage by customers of NiSource’s local distribution companies is anticipated to be approximately $14 million, or 5 cents in net operating earnings per share, lower than what NiSource was anticipating when it issued its original guidance. High gas costs in the wholesale market, which are passed through without mark-up to utility customers, could affect customers’ demand for natural gas during the fourth quarter of 2005 and throughout the winter.
Skaggs noted that the unusually active hurricane season and resulting natural gas price volatility have created an unprecedented dynamic for the energy industry.
“This has had a significant impact on natural gas prices that will likely affect natural gas usage, limit the opportunities for commercial activities for the foreseeable future, and may impact the potential for innovative regulatory initiatives,” Skaggs said. “We are now dealing with these issues, which we expect to continue for the remainder of the year and extend into 2006.
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NiSource reports third-quarter results

“I am pleased to report that our pipelines did not suffer severe damage from Hurricanes Katrina and Rita, and we do not anticipate the cost of repairing our facilities to result in a material impact on 2005 results, he added. “We anticipate having substantially all of our facilities able to accept gas by Nov. 15, so the impact for the remainder of the year and for 2006 will depend primarily on when Gulf Coast supplies, processing facilities, pipelines and throughput return to pre-hurricane levels.
“Although we’re facing significant near-term challenges in a volatile market environment, we remain committed to ongoing execution of our comprehensive, four-part business plan,” Skaggs said.
NiSource will host an analyst conference call at 10 a.m. EST on Friday, Nov. 4, 2005, to further discuss the company’s third-quarter 2005 results. All interested parties may hear the conference call live on Nov. 4 by logging on to the NiSource Web site at www.nisource.com.
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NiSource reports third-quarter results

Third Quarter 2005 Operating Earnings — Segment Results (Non-GAAP)
NiSource’s consolidated third quarter 2005 operating earnings (Non-GAAP) are $128.7 million compared to $136.3 million for the same period in 2004. Refer to Schedule 2 for the items included in 2005 and 2004 GAAP operating income but excluded from operating earnings.
The decrease in operating earnings for the quarter was the result of higher depreciation that resulted primarily from the expiration of the 1999 regulatory stipulation for COH, lower Gas Transmission and Storage Operations net revenues due primarily to pipeline re-contracting, net of remarketing activities, and MISO costs, partially offset by decreased losses from Whiting Clean Energy.
Operating earnings for NiSource’s business segments for the quarter ended Sept. 30, 2005 is discussed below.
Gas Distribution Operations reported an operating earnings loss of $44.0 million versus an operating earnings loss of $31.1 million in the third quarter of 2004. The increase in the operating earnings loss was due to higher depreciation of $7.5 million that mainly resulted from the expiration of the 1999 COH regulatory stipulation and higher employee and administrative expenses of $3.3 million.
Gas Transmission and Storage Operations reported operating earnings of $69.8 million, which is essentially flat with the prior period. Lower net revenues of $5.4 million due primarily to pipeline re-contracting, net of remarketing activities, were offset by lower operation and maintenance expenses primarily the result of decreased pension expense.
Electric Operations reported operating earnings of $103.6 million, a decrease of $3.7 million from the comparable period last year. The decrease in operating earnings was the result of MISO costs of $6.1 million partially offset by increased sales to commercial and residential customers due to both usage and customer growth.
Other Operations reported operating earnings of $2.8 million in 2005, versus an operating earnings loss of $5.8 million in the third quarter of 2004. The $8.6 million increase in operating earnings resulted from decreased losses of $8.7 million associated with Whiting Clean Energy.
Corporate reported an operating earnings loss of $3.5 million, which is essentially flat with the comparable period last year.
Other Items
Interest expense increased by $7.6 million due to the impact of higher short-term interest rates on variable rate debt and higher average long-term debt balances due to the prefunding of November 2005 debt maturities. Other, net increased $2.3 million, primarily the result of higher interest income.
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NiSource reports third-quarter results

Nine-Month Period 2005 Operating Earnings — Segment Results (Non-GAAP)
Year-to-date operating earnings (Non-GAAP) are $708.5 million compared to $720.3 million for the same period in 2004. Refer to Schedule 2 for the items included in 2005 and 2004 GAAP operating income but excluded from operating earnings.
The decrease in operating earnings was the result of lower Gas Transmission and Storage Operations net revenues due primarily to pipeline re-contracting, net of remarketing activities, incremental MISO costs, higher depreciation that resulted primarily from the expiration of the 1999 COH regulatory stipulation, partially offset by decreased losses from Whiting Clean Energy.
Operating earnings for NiSource’s business segments for the nine months ended Sept. 30, 2005, is discussed below.
Gas Distribution Operations’ operating earnings was $247.5 million, a decrease of $19.5 million versus the first nine months of 2004. The decrease in operating earnings was primarily due to higher depreciation of $23.3 million, that mainly resulted from the expiration of the 1999 COH regulatory stipulation, and decreased customer usage, net of customer increases, that impacted sales by approximately $10 million. These impacts are partially offset by increased net revenues of approximately $14 million from regulatory initiatives including the stipulation for Columbia Gas of Ohio.
Comparability of Gas Distribution Operations line item operating results was impacted by regulatory trackers that allow for the recovery in rates of certain costs such as bad debt expenses. These trackers increase both operating expenses and net revenues and have essentially no impact on total operating income results. Approximately $27.2 million of the increase in operation and maintenance expenses and other taxes was offset by the effect of the regulatory trackers with a corresponding increase to net revenues reflecting recovery of certain costs.
Gas Transmission and Storage Operations reported operating earnings of $250.3 million, a $10.1 million decrease from the comparable 2004 period. The decrease was primarily due to approximately $20 million of lower net operating revenues (excluding trackers) primarily from pipeline re-contracting, net of remarketing activities, partially offset by $10.3 million lower employee and administrative expenses primarily from reduced pension and other benefit expenses.
Electric Operations reported operating earnings of $234.7 million, a decrease of $1.5 million from the comparable period last year. Favorable net revenue impacts from environmental trackers of $7.9 million and increased sales to residential and commercial customers due to both usage and customer growth were more than offset by MISO costs of $10.6 million, higher electric production expenses of $6.9 million, revenue credits of $4.7 million and $2.4 million of higher depreciation expense.
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NiSource reports third-quarter earnings

Other Operations reported an operating earnings loss of $13.9 million in the first nine months of 2005, versus an operating earnings loss of $30.3 million in the first nine months of 2004. The decreased operating earnings loss was mainly due to decreased losses associated with Whiting Clean Energy.
Corporate reported an operating earnings loss of $10.1 compared to an operating earnings loss of $13.0 million during the first nine months of 2004. The decreased operating earnings loss this year resulted from lower employee and administrative expenses.
Other Items
Interest expense was $312.8 million for the first nine months of 2005 compared to $300.8 million for the first nine months of last year. This increase was due to the impact of higher short-term interest rates on variable rate debt and higher average long-term debt balances due to the prefunding of November 2005 debt maturities. Other, net increased $2.5 million primarily the result of higher interest income.
Basic average shares of common stock outstanding at Sept. 30, 2005 were 271.1 million compared to 262.5 million at Sept. 30, 2004. The increase was primarily due to the issuance during the fourth quarter of 2004 of 6.8 million shares of common stock upon the settlement of the forward stock purchase contracts comprising a component of NiSource’s Stock Appreciation Income Linked Securities (SAILSsm). The increase in average shares outstanding caused a $0.03 dilution of earnings-per-share during the first nine months of 2005.
About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.7 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com.
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this presentation are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource’s businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; the effectiveness of NiSource’s outsourcing initiative; actual operating experience of NiSource assets; the regulatory process; regulatory and legislative changes; changes in general economic, capital and commodity market conditions; and counter-party credit risk.

NiSource Inc.
Consolidated Net Operating Earnings (Non — GAAP)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(in millions, except per share amounts)	2005	2004	2005	2004

Net Revenues
Gas Distribution	$382.4	$331.0	$2,857.8	$2,600.4
Gas Transportation and Storage	179.1	186.4	721.0	738.2
Electric	376.1	318.8	935.5	856.5
Other	222.9	150.8	658.3	511.3

Gross Revenues	1,160.5	987.0	5,172.6	4,706.4
Cost of Sales	556.1	389.1	2,925.1	2,499.0

Total Net Revenues	604.4	597.9	2,247.5	2,207.4

Operating Expenses
Operation and maintenance	282.8	282.8	908.2	893.3
Depreciation and amortization	136.1	125.6	407.6	378.0
Other taxes	56.8	53.2	223.2	215.8

Total Operating Expenses	475.7	461.6	1,539.0	1,487.1

Operating Earnings	128.7	136.3	708.5	720.3

Other Income (Deductions)
Interest expense, net	(107.1)	(99.5)	(312.8)	(300.8)
Dividend requirements on preferred stock of subsidiaries	(1.0)	(1.1)	(3.2)	(3.3)
Other, net	3.3	1.0	6.4	3.9

Total Other Income (Deductions)	(104.8)	(99.6)	(309.6)	(300.2)

Operating Earnings From Continuing Operations Before Income Taxes	23.9	36.7	398.9	420.1
Income Taxes	7.4	9.8	147.5	151.6

Net Operating Earnings from Continuing Operations	16.5	26.9	251.4	268.5

GAAP Adjustment	(22.3)	(5.2)	(40.6)	5.5

GAAP Income (Loss) from Continuing Operations	$(5.8)	$21.7	$210.8	$274.0

Basic Net Operating Earnings Per Share	0.06	0.10	0.93	1.03

GAAP Basic Earnings (Loss) Per Share	(0.02)	0.08	0.78	1.04

Basic Average Common Shares Outstanding (millions)	271.7	262.7	271.1	262.5

NiSource Inc.
Segment Operating Earnings (Non-GAAP)

	Three Months		Nine Months
Gas Distribution Operations	Ended September 30,		Ended September 30,
(in millions)	2005	2004	2005	2004

Net Revenues
Sales Revenues	$394.6	$346.4	$2,891.2	$2,651.4
Less: Cost of gas sold	266.7	220.7	2,163.7	1,963.5

Net Sales Revenues	127.9	125.7	727.5	687.9
Transportation Revenues	55.0	55.3	310.4	312.3

Net Revenues	182.9	181.0	1,037.9	1,000.2

Operating Expenses
Operation and maintenance	145.1	140.5	496.0	470.6
Depreciation and amortization	55.7	48.2	167.8	144.5
Other taxes	26.1	23.4	126.6	118.1

Total Operating Expenses	226.9	212.1	790.4	733.2

Operating Earnings (Loss)	$(44.0)	$(31.1)	$247.5	$267.0

GAAP Adjustment	(25.6)	(4.6)	(36.5)	(2.6)

GAAP Operating Income (Loss)	$(69.6)	$(35.7)	$211.0	$264.4

	Three Months		Nine Months
Gas Transmission and Storage Operations	Ended September 30,		Ended September 30,
(in millions)	2005	2004	2005	2004

Operating Revenues
Transportation revenues	$141.5	$142.4	$470.1	$479.1
Storage revenues	44.4	44.3	133.6	134.0
Other revenues	1.8	2.1	0.6	10.2

Total Operating Revenues	187.7	188.8	604.3	623.3
Less: Cost of gas sold	6.4	2.1	18.3	12.5

Net Revenues	181.3	186.7	586.0	610.8

Operating Expenses
Operation and maintenance	70.2	76.2	208.3	223.1
Depreciation and amortization	28.6	28.2	85.3	85.9
Other taxes	12.7	12.6	42.1	41.4

Total Operating Expenses	111.5	117.0	335.7	350.4

Operating Earnings	$69.8	$69.7	$250.3	$260.4

GAAP Adjustment	(7.6)	(0.6)	(1.8)	(6.4)

GAAP Operating Income	$62.2	$69.1	$248.5	$254.0

NiSource Inc.
Segment Operating Earnings (Non-GAAP) (continued)

	Three Months		Nine Months
Electric Operations	Ended September 30,		Ended September 30,
(in millions)	2005	2004	2005	2004

Net Revenues
Sales revenues	$367.4	$314.9	$928.3	$846.7
Less: Cost of sales	142.2	92.4	330.3	258.7

Net Revenues	225.2	222.5	598.0	588.0

Operating Expenses
Operation and maintenance	59.9	56.9	182.7	173.3
Depreciation and amortization	46.9	44.1	138.6	132.6
Other taxes	14.8	14.2	42.0	45.9

Total Operating Expenses	121.6	115.2	363.3	351.8

Operating Earnings	$103.6	$107.3	$234.7	$236.2

GAAP Adjustment	6.8	(11.9)	2.1	—

GAAP Operating Income	$110.4	$95.4	$236.8	$236.2

	Three Months		Nine Months
Other (includes assets held for sale)	Ended September 30,		Ended September 30,
(in millions)	2005	2004	2005	2004

Net Revenues
Products and services revenue	$214.4	$142.5	$636.4	$474.0
Less: Cost of products purchased	198.1	133.7	607.5	461.9

Net Revenues	16.3	8.8	28.9	12.1

Operating Expenses
Operation and maintenance	9.3	10.9	28.5	30.5
Depreciation and amortization	2.9	2.7	8.8	8.0
Other taxes	1.3	1.0	5.5	3.9

Total Operating Expenses	13.5	14.6	42.8	42.4

Operating Earnings (Loss)	$2.8	$(5.8)	$(13.9)	$(30.3)

GAAP Adjustment	(2.8)	5.1	(0.2)	4.1

GAAP Operating Loss	$—	$(0.7)	$(14.1)	$(26.2)

	Three Months		Nine Months
Corporate	Ended September 30,		Ended September 30,
(in millions)	2005	2004	2005	2004

Operating Earnings (Loss)	$(3.5)	$(3.8)	$(10.1)	$(13.0)

GAAP Adjustment	(6.3)	3.8	(21.8)	13.6

GAAP Operating Income (Loss)	$(9.8)	$—	$(31.9)	$0.6

NiSource Inc.
Schedule 1 — Reconciliation of Net Operating Earnings to GAAP

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(in millions, except per share amounts)	2005	2004	2005	2004

Net Operating Earnings from Continuing Operations	$16.5	$26.9	$251.4	$268.5

Items excluded from operating earnings:
Net Revenues:
Weather — compared to normal	3.3	(15.6)	17.8	(11.8)
Gas costs and other changes	—	—	1.2	(5.3)
Settlements and other changes	—	6.8	8.9	5.1

Operating Expenses:
Restructuring, transition and consulting charges (outsourcing initiative)	(49.0)	—	(70.9)	—
Insurance recoveries and reserve changes	5.3	0.6	(2.9)	4.9
Asset impairment and loss on asset sales	—	—	(20.4)	(0.9)
Property and sales tax adjustments	4.9	—	8.1	16.7

Total items excluded from operating earnings	(35.5)	(8.2)	(58.2)	8.7

Tax effect of above items	13.2	3.0	17.6	(3.2)

Reported Income (Loss) from Continuing Operations- GAAP	$(5.8)	$21.7	$210.8	$274.0

Basic Average Common Shares Outstanding (millions)	271.7	262.7	271.1	262.5

Basic Net Operating Earnings Per Share ($)	0.06	0.10	0.93	1.03

Items excluded from operating earnings (after-tax)	(0.08)	(0.02)	(0.15)	0.01

GAAP Basic Earnings (Loss) Per Share	(0.02)	0.08	0.78	1.04

NiSource Inc.
Schedule 2 — Quarterly Adjustments by Segment from Operating Earnings to GAAP

2005 (in millions)
	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	(44.0)	69.8	103.6	2.8	(3.5)	$128.7

Net Revenues:
Weather (compared to normal)	$(2.3)	$—	$5.6	$—	$—	$3.3
Total Impact — Net Revenues	(2.3)	—	5.6	—	—	3.3

Operating Expenses
Operation and Maintenance Expenses:
Restructuring, transition and consulting charges (outsourcing initiative)	(29.9)	(8.5)	(5.0)	(0.9)	(4.7)	(49.0)
Insurance recoveries and reserve changes	5.3	0.9	2.6	(1.9)	(1.6)	5.3

Total Impact — O & M Expenses	(24.6)	(7.6)	(2.4)	(2.8)	(6.3)	(43.7)

Property and Sales Tax Adjustments	1.3	—	3.6	—	—	4.9

Total Impact — Operating Expenses	(23.3)	(7.6)	1.2	(2.8)	(6.3)	(38.8)

Total Impact — Operating Income (Loss)	$(25.6)	$(7.6)	$6.8	$(2.8)	$(6.3)	$(35.5)

Operating Income (Loss) — GAAP	$(69.6)	$62.2	$110.4	$—	$(9.8)	$93.2

2004 (in millions)
	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	(31.1)	69.7	107.3	(5.8)	(3.8)	$136.3

Net Revenues:
Weather (compared to normal)	$(1.8)	$—	$(13.8)	$—	$—	$(15.6)
Settlements and other changes	(0.5)	—	2.2	5.1	—	6.8

Total Impact — Net Revenues	(2.3)	—	(11.6)	5.1	—	(8.8)

Operating Expenses
Operation and Maintenance Expenses:
Insurance recoveries, legal and other reserves	(2.3)	(0.6)	(0.3)	—	3.8	0.6

Total Impact — O & M Expenses	(2.3)	(0.6)	(0.3)	—	3.8	0.6

Total Impact — Operating Expenses	(2.3)	(0.6)	(0.3)	—	3.8	0.6

Total Impact — Operating Income (Loss)	$(4.6)	$(0.6)	$(11.9)	$5.1	$3.8	$(8.2)

Operating Income (Loss) — GAAP	$(35.7)	$69.1	$95.4	$(0.7)	$—	$128.1

NiSource Inc.
Schedule 2 — Year-to-Date Segment Adjustments from Operating Earnings to GAAP

2005 (in millions)
	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	247.5	250.3	234.7	(13.9)	(10.1)	$708.5

Net Revenues:
Weather (compared to normal)	$7.4	$—	$10.4	$—	$—	$17.8
Gas costs and other changes	2.5	—	(1.3)	—	—	1.2
Third party buyout of bankruptcy claim	—	8.9	—	—	—	8.9

Total Impact — Net Revenues	9.9	8.9	9.1	—	—	27.9

Operating Expenses
Operation and Maintenance Expenses:
Restructuring, transition and consulting charges (outsourcing initiative)	(41.3)	(11.2)	(6.8)	(1.2)	(10.4)	(70.9)
Insurance recoveries and reserve changes	(0.4)	0.5	(2.9)	0.4	(0.5)	(2.9)

Total Impact — O & M Expenses	(41.7)	(10.7)	(9.7)	(0.8)	(10.9)	(73.8)

Asset Impairment and Gain on Sale of Assets	(10.5)	—	0.4	0.6	(10.9)	(20.4)

Property and Sales Tax Adjustments	5.8	—	2.3	—	—	8.1

Total Impact — Operating Expenses	(46.4)	(10.7)	(7.0)	(0.2)	(21.8)	(86.1)

Total Impact — Operating Income (Loss)	$(36.5)	$(1.8)	$2.1	$(0.2)	$(21.8)	$(58.2)

Operating Income (Loss) — GAAP	$211.0	$248.5	$236.8	$(14.1)	$(31.9)	$650.3

2004 (in millions)
	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	267.0	260.4	236.2	(30.3)	(13.0)	$720.3

Net Revenues:
Weather (compared to normal)	$3.6	$—	$(15.4)	$—	$—	$(11.8)
Gas costs and other changes	(3.6)	(3.0)	0.3	6.1	—	(0.2)
Total Impact — Net Revenues	—	(3.0)	(15.1)	6.1	—	(12.0)

Operating Expenses
Operation and Maintenance Expenses:
Insurance recoveries, legal and other reserves	(1.2)	(3.2)	(3.0)	(1.3)	13.6	4.9

Total Impact — O & M Expenses	(1.2)	(3.2)	(3.0)	(1.3)	13.6	4.9

Loss on Sale of Assets	—	(0.2)	—	(0.7)	—	(0.9)

Property and Sales Tax Adjustments	(1.4)	—	18.1	—	—	16.7

Total Impact — Operating Expenses	(2.6)	(3.4)	15.1	(2.0)	13.6	20.7

Total Impact — Operating Income (Loss)	$(2.6)	$(6.4)	$—	$4.1	$13.6	$8.7

Operating Income (Loss) — GAAP	$264.4	$254.0	$236.2	$(26.2)	$0.6	$729.0

NiSource Inc.
Schedule 3 — Reconciliation of Net Operating Earnings Guidance to Updated Guidance

	Projected Twelve Months Ended
	December 31, 2005
		Basic Net
		Operating
	Net Operating	Earnings Per
	Earnings	Share
Description	(in millions)	($/share)

2005 Original Earnings Guidance	$400 - 415	$1.47 - 1.53
Reconciling Items:

Customer Usage	(14)	(0.05)
Whiting Clean Energy	(12)	(0.04)
Regulatory Initiatives	(7)	(0.03)
MISO Fees and Charges	(8)	(0.03)
Other	1 - (4)	0.00 - (0.01)

Updated Net Operating Earnings Guidance	$360 - 370	$1.32 - 1.37

Items Excluded from Net Operating Earnings

Total Items from Schedule 1, net of tax (Nine Months ended Sept. 30, 2005)	(41)	(0.15)

Projected Items for Fourth Quarter ended Dec. 31, 2005:
Debt Restructuring	(70)	(0.25)
Restructuring and Transition Charges (outsourcing initiative)	(14)	(0.05)
Contract Settlement and Other Items	1	0.01

Total Items Projected for Fourth Quarter — net of tax	(83)	(0.29)

Projected Income from Continuing Operations — GAAP	$236 - 246	$0.88 - 0.93

NiSource Inc.
Income Statement (GAAP)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(in millions, except per share amounts)	2005	2004	2005	2004

Net Revenues
Gas Distribution	$380.1	$329.2	$2,865.2	$2,604.0
Gas Transportation and Storage	179.1	186.4	721.0	738.2
Electric	381.7	305.0	945.9	841.1
Other	222.9	157.6	668.4	511.1

Gross Revenues	1,163.8	978.2	5,200.5	4,694.4
Cost of Sales	556.1	389.1	2,925.1	2,499.0

Total Net Revenues	607.7	589.1	2,275.4	2,195.4

Operating Expenses
Operation and maintenance	326.5	282.3	982.0	888.4
Depreciation and amortization	136.1	125.6	407.6	378.0
Impairment and loss (gain) on sale of assets	—	(0.1)	20.4	0.9
Other taxes	51.9	53.2	215.1	199.1

Total Operating Expenses	514.5	461.0	1,625.1	1,466.4

Operating Income	93.2	128.1	650.3	729.0

Other Income (Deductions)
Interest expense, net	(107.1)	(99.5)	(312.8)	(300.8)
Dividend requirements on preferred stock of subsidiaries	(1.0)	(1.1)	(3.2)	(3.3)
Other, net	3.3	1.0	6.4	3.9

Total Other Income (Deductions)	(104.8)	(99.6)	(309.6)	(300.2)

Income (Loss) From Continuing Operations Before Income Taxes	(11.6)	28.5	340.7	428.8
Income Taxes	(5.8)	6.8	129.9	154.8

Income (Loss) from Continuing Operations	(5.8)	21.7	210.8	274.0

Income (Loss) from Discontinued Operations — net of taxes	(6.3)	8.7	(20.1)	4.5
Gain (Loss) on Disposition of Discontinued Operations — net of taxes	5.3	(1.6)	47.8	(1.6)

Net Income (Loss)	$(6.8)	$28.8	$238.5	$276.9

Basic Earnings (Loss) Per Share ($)
Continuing operations	(0.02)	0.08	0.78	1.04
Discontinued operations	(0.01)	0.03	0.10	0.02

Basic Earnings (Loss) Per Share	(0.03)	0.11	0.88	1.06

Diluted Earnings (Loss) Per Share ($)
Continuing operations	(0.02)	0.08	0.77	1.03
Discontinued operations	(0.01)	0.03	0.10	0.02

Diluted Earnings (Loss) Per Share	(0.03)	0.11	0.87	1.05

Dividends Declared Per Common Share	0.23	0.23	0.69	0.69

Basic Average Common Shares Outstanding (millions)	271.7	262.7	271.1	262.5
Diluted Average Common Shares (millions)	273.7	264.6	272.9	264.5

NiSource Inc.
Consolidated Balance Sheets

	September 30,	December 31,
(in millions)	2005	2004

	(unaudited)

ASSETS
Property, Plant and Equipment
Utility Plant	$16,500.5	$16,194.1
Accumulated depreciation and amortization	(7,495.8)	(7,247.7)

Net utility plant	9,004.7	8,946.4

Other property, at cost, less accumulated depreciation	421.1	427.5

Net Property, Plant and Equipment	9,425.8	9,373.9

Investments and Other Assets
Assets of discontinued operations and assets held for sale	34.7	38.6
Unconsolidated affiliates	70.4	64.2
Other investments	115.2	113.0

Total Investments	220.3	215.8

Current Assets
Cash and cash equivalents	932.5	29.5
Restricted cash	1.8	56.3
Accounts receivable (less reserve of $57.2 and $55.6, respectively)	438.6	889.1
Gas inventory	666.5	452.9
Underrecovered gas and fuel costs	230.0	293.8
Materials and supplies, at average cost	71.1	70.6
Electric production fuel, at average cost	27.6	29.2
Price risk management assets	371.0	61.1
Exchange gas receivable	208.2	169.6
Regulatory assets	179.4	136.2
Prepayments and other	86.4	96.1

Total Current Assets	3,213.1	2,284.4

Other Assets
Price risk management assets	214.6	148.3
Regulatory assets	551.1	568.4
Goodwill	3,677.3	3,687.2
Intangible assets	498.5	520.3
Deferred charges and other	181.4	189.5

Total Other Assets	5,122.9	5,113.7

Total Assets	$17,982.1	$16,987.8

NiSource Inc.
Consolidated Balance Sheets (continued)

	September 30,	December 31,
(in millions, except share amounts)	2005	2004

	(unaudited)

CAPITALIZATION AND LIABILITIES
Capitalization
Common stock equity
Common stock — $0.01 par value — 400,000,000 shares authorized, 272,597,142 and 270,625,370 shares issued and outstanding, respectively	$2.7	$2.7
Additional paid-in-capital	3,968.5	3,924.0
Retained earnings	913.6	925.4
Accumulated other comprehensive income (loss) and other common stock equity	21.7	(65.0)

Total common stock equity	4,906.5	4,787.1
Preferred stocks — Series without mandatory redemption provisions	81.1	81.1
Long-term debt, excluding amounts due within one year	4,778.8	4,835.9

Total Capitalization	9,766.4	9,704.1

Current Liabilities
Current portion of long-term debt	2,212.9	1,299.9
Short-term borrowings	—	307.6
Accounts payable	535.2	648.4
Dividends declared on common and preferred stocks	63.8	1.1
Customer deposits	94.9	92.2
Taxes accrued	171.9	160.9
Interest accrued	142.8	84.1
Overrecovered gas and fuel costs	16.3	15.5
Price risk management liabilities	119.4	46.9
Exchange gas payable	312.0	325.1
Current deferred revenue	35.8	31.5
Regulatory liabilities	55.5	30.2
Accrued liability for postretirement and pension benefits	92.8	85.5
Other accruals	500.8	478.2

Total Current Liabilities	4,354.1	3,607.1

Other Liabilities and Deferred Credits
Price risk management liabilities	13.2	5.5
Deferred income taxes	1,686.0	1,665.9
Deferred investment tax credits	71.8	78.4
Deferred credits	68.2	74.0
Noncurrent deferred revenue	71.0	86.9
Accrued liability for postretirement and pension benefits	473.2	413.0
Preferred stock liabilities with mandatory redemption provisions	—	0.6
Regulatory liabilities and other removal costs	1,276.5	1,168.6
Other noncurrent liabilities	201.7	183.7

Total Other	3,861.6	3,676.6

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$17,982.1	$16,987.8

NiSource Inc.
Other Information

	September 30,	December 31,
(in millions, except share amounts)	2005	2004

Total Common Stock Equity	$4,906.5	$4,787.1

Shares Outstanding (thousands)	272,597	270,625

Book Value of Common Shares	$18.00	$17.69

NiSource Inc.
Consolidated Statements of Cash Flows (unaudited)

Nine Months Ended September 30, (in millions)	2005	2004

Operating Activities
Net income	$238.5	$276.9
Adjustments to reconcile net income to net cash from continuing operations:
Depreciation and amortization	407.6	378.0
Net changes in price risk management activities	(85.7)	3.2
Deferred income taxes and investment tax credits	(56.8)	(5.9)
Deferred revenue	(11.6)	(21.7)
Amortization of unearned compensation	6.6	6.9
Loss (Gain) on sale of assets	(1.4)	0.9
Loss on impairment of assets	21.8	—
Income from unconsolidated affiliates	(3.5)	(1.1)
Loss (gain) from sale of discontinued operations	(47.8)	1.6
Loss (income) from discontinued operations	20.1	(4.5)
Amortization of discount/premium on debt	14.6	13.9
Other adjustments	(1.3)	(1.9)
Changes in assets and liabilities:
Accounts receivable and unbilled revenue	423.8	395.6
Inventories	(212.6)	(123.7)
Accounts payable	(97.2)	(196.4)
Customer deposits	2.7	1.7
Taxes accrued	(7.7)	(49.4)
Interest accrued	62.9	58.5
(Under) Overrecovered gas and fuel costs	64.7	15.5
Exchange gas receivable/payable	(22.0)	7.8
Other accruals	(1.2)	(38.2)
Prepayment and other current assets	16.3	41.1
Regulatory assets/liabilities	(17.5)	40.7
Postretirement and postemployment benefits	41.6	15.8
Deferred credits	(5.7)	(11.4)
Deferred charges and other noncurrent assets	13.2	(18.0)
Other noncurrent liabilities	11.9	24.3

Net Cash Flows from Continuing Operations	774.3	810.2
Net Cash Flows used for Discontinued Operations	(17.4)	(0.1)

Net Cash Flows from Operating Activities	756.9	810.1

Investing Activities
Capital expenditures	(406.9)	(382.3)
Proceeds from disposition of assets	7.4	5.9
Other investing activities	119.1	(2.9)

Net Cash Flows used for Investing Activities	(280.4)	(379.3)

Financing Activities
Issuance of long-term debt	1,000.0	—
Retirement of long-term debt	(115.9)	(235.8)
Change in short-term debt	(307.6)	(7.1)
Issuance of common stock	39.3	11.1
Acquisition of treasury stock	(1.7)	(3.7)
Dividends paid — common shares	(187.6)	(182.5)

Net Cash Flows from (used for) Financing Activities	426.5	(418.0)

Increase in cash and cash equivalents	903.0	12.8
Cash and cash equivalents at beginning of year	29.5	27.1

Cash and cash equivalents at end of period	$932.5	$39.9

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	240.9	231.8
Interest capitalized	1.3	1.9
Cash paid for income taxes	97.4	136.8